CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Post-Effective Amendment No. 14 to Registration Statement No. 333-152224 on Form N-6 of our report dated February 28, 2011, relating to the financial statements and financial highlights of Pacific Select Exec Separate Account of Pacific Life Insurance Company, comprised of Cash Management (formerly Money Market), Diversified Bond, Floating Rate Loan, High Yield Bond, Inflation Managed, Managed Bond, Short Duration Bond, American Funds® Growth, American Funds Growth-Income, Comstock, Dividend Growth (formerly Diversified Research), Equity Index, Focused 30, Growth LT, Large-Cap Growth, Large-Cap Value, Long/Short Large-Cap, Main Street® Core, Mid-Cap Equity, Mid-Cap Growth, Mid-Cap Value, Small-Cap Equity, Small-Cap Growth, Small-Cap Index, Small-Cap Value, Health Sciences, Real Estate, Technology, Emerging Markets, International Large-Cap, International Small-Cap, International Value, American Funds Asset Allocation, Pacific Dynamix — Conservative Growth, Pacific Dynamix — Moderate Growth, Pacific Dynamix — Growth, Variable Account I, Variable Account II, Variable Account III, Variable Account V, BlackRock Basic Value V.I. Class III, BlackRock Global Allocation V.I. Class III, Fidelity® VIP Contrafund® Service Class 2, Fidelity VIP Freedom Income Service Class 2, Fidelity VIP Freedom 2010 Service Class 2, Fidelity VIP Freedom 2015 Service Class 2, Fidelity VIP Freedom 2020 Service Class 2, Fidelity VIP Freedom 2025 Service Class 2, Fidelity VIP Freedom 2030 Service Class 2, Fidelity VIP Growth Service Class 2, Fidelity VIP Mid Cap Service Class 2, Fidelity VIP Value Strategies Service Class 2, Templeton Global Bond Securities Class 2, GE Investments Total Return Class 3, Overseas Service Class, Enterprise Service Class, Lazard Retirement U.S. Strategic Equity, Legg Mason ClearBridge Variable Aggressive Growth — Class II, Legg Mason ClearBridge Variable Mid Cap Core — Class II, Lord Abbett Fundamental Equity Class VC, MFS New Discovery Series Service Class, MFS Utilities Series Service Class, Royce Micro-Cap Service Class, T. Rowe Price Blue Chip Growth — II, T. Rowe Price Equity Income — II, and Van Eck VIP Global Hard Assets (formerly Van Eck Worldwide Hard Assets) Variable Accounts, appearing in the Statements of Additional Information, which are part of such Registration Statement, and to the references to us under the headings “Experts” also in such Statements of Additional Information.
/s/ DELOITTE & TOUCHE LLP
Costa Mesa, California
April 21, 2011